UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 9, 2009
Netezza Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33445	04-3527320

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Forest Street Marlborough, MA	01752

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 382-8200

(Former Name or Former Address, if Changed Since Last Report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES
EXHIBIT INDEX
Ex-10.1 - Fiscal 2010 Executive Officer Incentive Bonus Plan
Ex-10.2 - Second Amended and Restated Executive Retention Agreement

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Fiscal 2010 Executive Officer Incentive Bonus Plan
          One the key principles of the Compensation Committee of Netezza Corporation (the “Company”) in establishing compensation arrangements for executive officers of the Company is to tie a significant portion of executive compensation to the achievement by the Company of annual performance goals. To this end, on March 9, 2009 the Compensation Committee approved the Fiscal 2010 Executive Officer Incentive Bonus Plan (the “Plan”), a bonus plan for the Company’s executive officers covering the fiscal year ending January 31, 2010 (fiscal 2010).
          The principal elements of the Plan, which is very similar to the Company’s Fiscal 2009 Executive Officer Incentive Bonus Plan, are as follows:
•	Each executive officer has been assigned a target bonus for Fiscal 2010. These target bonuses, expressed in dollars and as a percentage of their annual base salary, are as follows:

Jim Baum, President and Chief Executive Officer — $300,000 (80%)

Pat Scannell, Chief Financial Officer — $190,000 (69%)

Ray Tacoma, Senior Vice President, Worldwide Sales — $325,000 (130%)

Patricia Cotter, Vice President, Worldwide Customer Support & Manufacturing — $100,000 (50%)

Mr. Tacoma’s target bonus, as a percentage of his base salary, is significantly larger than those of the other executive officers because the Compensation Committee believes his overall cash compensation should be based primarily on the Company’s sales performance.

•	For the executive officers other than Mr. Tacoma, 50% of their target bonus is based upon the Company’s attainment of a specified revenue target for fiscal 2010 and 50% of their target bonus is based upon the Company’s attainment of a specified adjusted operating income (excluding items such as stock-based compensation expense and amortization of intangible assets) target for fiscal 2010. For Mr. Tacoma, $100,000 of his target bonus is based upon attainment of quarterly revenue targets and $225,000 of his target bonus is based upon attainment of quarterly, year-to-date and annual product bookings targets. The revenue and adjusted operating income targets used for purposes of the Plan were established prior to the commencement of fiscal 2010 and the product bookings targets were established early in fiscal 2010; these targets were set at levels that were designed to be challenging in that they require the Company to achieve significantly improved financial performance as compared to fiscal 2009, but would be attainable if the Company achieves financial performance that the Compensation Committee believes would represent a successful year.

•	No portion of the target bonus is payable unless the Company attains at least 80% of the revenue, adjusted operating income or product bookings target on which that portion of the target bonus is based. The amount of the revenue-based, operating income-based, and bookings-based bonuses is capped at 150% of the target bonus allocated to that metric, except that Mr. Tacoma’s year-to-date bookings target bonus is capped at its target amount ($100,000).

          The foregoing description of the Plan is qualified in its entirety by reference to the actual Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Compensation Arrangements with Jitendra Saxena
          As previously announced by Netezza Corporation (the “Company”), Jitendra S. Saxena resigned as Chief Executive Officer of the Company effective as of the close of business on January 31, 2009, and James Baum, who had been serving as President and Chief Operating Officer, became President and Chief Executive Officer of the Company effective February 1, 2009. Mr. Saxena continues to serve as the Chairman of the Board of the Company.
          At the request of the Board of Directors, Mr. Saxena has agreed to remain an employee of the Company through the end of the Company’s fiscal year ending January 31, 2010. Mr. Saxena’s primary responsibilities, in his role as an employee and Chairman of the Board, include:
•	supporting Mr. Baum in his transition to the Chief Executive Officer position;

•	serving as an advisor to Mr. Baum on all matters on which Mr. Baum seeks his assistance;

•	supporting management of the Company on sales efforts with key customers;

•	working with management of the Company on technology and distribution partnering opportunities;

•	overseeing corporate governance matters, including setting agendas for Board of Directors meetings to ensure that governance matters are appropriately addressed;

•	communicating with directors and management as needed outside of Board meetings; and

•	chairing Board of Directors meetings.
          On March 9, 2009, the Compensation Committee approved the following compensation arrangements for Mr. Saxena for the fiscal year ending January 31, 2010:
•	an annual base salary of $375,000;

•	a target bonus of $262,500 (70% of his annual base salary), with payment based upon the Compensation Committee’s assessment of how effective Mr. Saxena has been in the performance of the responsibilities described above; and

•	a restricted stock award for 30,000 shares of common stock, vesting on January 31, 2010.
          In addition, at the request of the Compensation Committee, Mr. Saxena agreed to amend his executive retention agreement. That agreement had provided for the continuation for a one-year period of his base salary, bonus and insurance benefits in the event of the termination of his employment under specified circumstances, as well as acceleration of vesting of equity awards in the event of an employment termination under specified circumstances following a change in control of the Company. As amended, Mr. Saxena remains entitled to the vesting acceleration benefits but has agreed to relinquish his severance benefits.

          As an employee of the Company, Mr. Saxena will not participate in the Company’s cash and equity compensation program for directors of the Company.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Netezza Corporation
Date: March 13, 2009	By:	/s/ Patrick J. Scannell, Jr.
Patrick J. Scannell, Jr.
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Fiscal 2010 Executive Officer Incentive Bonus Plan

Exhibit 10.2	Second Amended and Restated Executive Retention Agreement between the Company and Jitendra Saxena